SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

AXION POWER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

AXION POWER INTERNATIONAL, INC.

(A Delaware Corporation)

3601 Clover Lane, New Castle PA 16105

(724) 654-9300

NOTICE OF THE

ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Axion Power International, Inc. (the “Company”):

The Axion Power International, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 17, 2015, at Axion Power International, Inc. at 209 Green Ridge Road, New Castle, PA 16105 at 10:00 AM. The principal business of the meeting will be:

1.	To elect four directors to serve commencing after the Annual Meeting and until the expiration of their three year terms and thereafter until their successors have been duly elected and qualified;
2.	To ratify the selection of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	To amend the Company’s Certificate of Incorporation to effect a reverse split of its issued and outstanding common stock in a range of 1:20 to 1:50 at the discretion of the Company’s Board of Directors;
4.	To increase the number of authorized shares under the Company’s Directors’ Option Plan from 60,000 shares to 1,000,000 shares;
5.	To increase the number of authorized shares under the Company’s Officers and Employees Stock Option Plan from 120,000 shares to 2,000,000 shares; and
6.	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the Annual Meeting may be properly adjourned or postponed.

Holders of record of the Company’s common stock at the close of business on May 1, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting. If your shares are held through an intermediary such as a broker or bank, you should present proof of your ownership as of the record date, such as a recent account statement reflecting your holdings as of the record date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

A list of stockholders entitled to vote will be available at the meeting and during ordinary business hours for ten (10) days prior to the meeting at our corporate offices, 3601 Clover Lane, New Castle, Pennsylvania 16105, for examination by any stockholder who is a stockholder as of the Record Date for any legally valid purpose related to the meeting.

We encourage you to take an active role in the affairs of your company by either attending the meeting in person or by executing and returning the enclosed proxy card.

To ensure your representation at the Annual Meeting, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2015:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.cstproxy.com/axionpower/2015

2

AXION POWER INTERNATIONAL, INC.

PROXY STATEMENT FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2015

The enclosed proxy is solicited by the board of directors (the “board”) of Axion Power International, Inc., a Delaware corporation (“we,” “our” or “us”) for use in voting at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held, on June 17, 2015, at 10:00 AM and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 15, 2015.

3

Proxy Solicitation and Voting Information

We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders. We may also hire a proxy solicitation firm to assist us in this process at a cost of up to $25,000.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE WE HAVE ENCLOSED FOR YOUR CONVENIENCE. PLEASE READ THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS.

Who May Vote?

If you were a stockholder on our records at the close of business on May 1, 2015, you may vote at the Annual Meeting. On that day, there were 93,951,560 shares of common stock issued and outstanding.

If your shares are held through an intermediary such as a broker or a bank, you will not be entitled to vote at the meeting unless you present a proxy signed by the intermediary that entitles you to vote in person. To simplify the voting process, the board of directors asks all stockholders who hold shares through intermediaries to complete the proxy card and vote through the intermediary, even if they intend to attend the meeting in person.

How Many Votes Do I Have?

Holders of common stock are entitled to cast one vote for each share held by them on the record date. Our Certificate of Incorporation and By-Laws do not provide for cumulative voting. The board requests your proxy to insure that your shares will count toward a quorum and be voted at the Annual Meeting.

How May I Vote?

Your vote is important. You may always vote in person at the Annual Meeting.  Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically.  Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided.  Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting.  Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

If you are a holder of record, you may also vote electronically over the Internet. To do so, please go to http://www.cstproxy.com/axionpower/2015, and follow the instructions on the webpage which appears, which will give you access to an electronic version of the proxy card, attached to this Schedule 14A, and which will allow you to electronically complete the proxy card and transmit electronically to record your vote.

How Will The Board Vote My Proxy?

A properly executed proxy received by our secretary prior to the meeting, and not revoked, will be voted as directed by the stockholder. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the board. If you provide no specific direction, your shares will be voted FOR the election of the directors nominated by the board, FOR the ratification of the selection of Mayer Hoffman McCann P.C., as our independent registered public accounting firm, FOR the amendment to our Certificate of Incorporation to effect the 1:20 to 1:50 reverse split of our issued and outstanding stock, and FOR approval of the increase in number of authorized options under our two option plans, each on an individual basis.  If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy.

4

How Can I Revoke My Proxy?

If you hold our shares in registered form, you may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•	Sending a written revocation of your proxy to our secretary, which must be received by us before the Annual Meeting commences;
•	Transmitting a proxy by mail at a later date than your prior proxy, which must be received by us before the Annual Meeting commences; or
•	Attending the Annual Meeting and voting in person or by proxy or over the internet.

If you hold your shares through a broker or other intermediary, you will need to contact your intermediary if you wish to revoke your proxy.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold our shares in a broker, bank or other nominee account, you are a “beneficial owner” of shares that are registered in “street name.” In order to vote your shares, you must give voting instructions to the bank, broker or other intermediary that serves as the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. If a beneficial owner fails to instruct a broker or other nominee, his shares will not be voted on any matter other than the election of directors. The shares will, however, be voted by brokers and other nominee holders for the election of the directors nominated by the board.

Upon What Matters Are Shareholders Entitled to Vote?

Holders of common stock are entitled to vote on all matters brought before this Annual Meeting.

Required Quorum

Our By-Laws specify that the holders of a majority of our outstanding shares entitled to vote will constitute a quorum for purposes of the meeting. This provision will require the holders of at least 47,069,732 shares of our common stock to be represented at the Annual Meeting in person or by proxy.

Required Vote

With respect to the various proposals included in this Proxy Statement:

•	A plurality of the votes cast by holders of common stock is required for the election of board of directors. Richard Bogan, Donald Farley, Michael Kishinevsky and D. Walker Wainwright are the director nominees who are nominated for these director positions.
•	The affirmative vote of a majority of the votes cast by holders of our shares of common stock is required to ratify the selection of Mayer Hoffman McCann P.C., as our independent registered public accounting firm.
•	The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve the reverse split of our common stock in a range of 1:20 to 1:50.
•	The affirmative vote of a majority of the votes cast by holders of our shares of common stock is required to increase the authorized number of shares under our option plans.

Any vote that is characterized as an abstention is not counted as a vote cast. Broker non-votes that relate to shares held for the benefit of beneficial owners who do not provide voting instructions are not counted as votes cast. Abstentions and broker non-votes are, however, considered as shares present at the meeting for purposes of determining the presence of a quorum.

5

We are not aware of any business that will be presented for consideration at the meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 is being furnished to each Stockholder with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On May 1, 2015, we had 100,000,000 shares of common stock authorized and 93,951,560 shares of common stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of May 1, 2015, for (i) each of our directors and executive officers and (ii) all of our directors and executive officers as a group. We do not have any persons who we know beneficially owns more than 5% of our common stock. Normally, the Company would rely on the Section 16 filings for determining if there are any 5% owners. Our reporting is limited to the information we do have when we do not have the benefit of further information.

Beneficial ownership data in the table has been calculated based on the Securities and Exchange Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of May 1, 2015 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

	Common Stock	Warrants & Options (1)	Combined Ownership	Percentage

Baker, Philip	-	49,464	49,464	*
Bogan, Richard	-	10,100	10,100	*
Farley, Donald	-	10,100	10,100	*
Kishinevsky, Michael	4,134	2,745	6,879	*
Trego, Charles	1,510	60,113	61,623	*
Wainwright, Walker	4,441	5,247	9,688	*
Directors and officers as a group (6 persons)	10,085	137,769	147,854	0.005%

*Less than 1%

(1)	Represents shares of common stock issuable upon exercise of warrants and options held by the stockholders that are presentably exercisable or will become exercisable within 60 days.

6

PROPOSAL ONE

ELECTION OF DIRECTORS

The following table identifies the individuals who have been nominated to serve as directors; specifies the class of stockholders who will be entitled to vote with respect to their election and specifies the Annual Meeting when their new term as a member of the board will expire.

Name	Director Nominees To Be Elected By	Term Expires (If Elected)
Richard Bogan	Common Stockholders	2018
Donald Farley	Common Stockholders	2018
Michael Kishinevsky	Common Stockholders	2018
D. Walker Wainwright	Common Stockholders	2018

If a nominee becomes unable to serve, the proxies will vote for a board-designated substitute. The board has no reason to believe that either nominee will be unable to serve.

Voting on Director Nominees

A plurality of the votes cast by the holders of our common stock is required for the election of Messrs. Bogan, Farley, Kishinevsky and Wainwright for terms of three years.

If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares for the election of the nominees identified above unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If your shares are held in a brokerage account, your broker will vote your shares for the election of all nominees to be elected by your applicable class unless you provide specific instructions to your broker to the contrary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Biographies of Directors and Director Nominees

The following biographies for our directors and director nominees include their recent employment, other directorships, education, year in which each joined the board and age as of the date of this Proxy Statement. See "Principal Stockholders" above for information regarding the number and percentage of shares of our Common Stock beneficially owned by each nominee as of May 1, 2015.

Director Nominees

Richard H. Bogan, 64, is an independent director, who joined the Board as of January 2015. He is the Operating Partner of Key Bridge Partners, a $50 million private equity firm with more than 100 employees. He joined Key Bridge in 2008, and streamlined operations to achieve a 25% EBITDA gain across the board. Prior to Key Bridge he acted as a consultant in M&A to privately held companies in RHB Partners. In 2002-2003 he was Executive VP and CFO of RJ Reynolds Tobacco Holdings, where he directed a $150 million reorganization and 8% US workforce reduction to right-size the company, and directed 1,000 staff members. Before RJ Reynolds he was President of North American Logistics, a $700 million privately held company in transportation and warehousing, and earlier was President and CFO of Unisource Worldwide, a $7 billion NYSE-listed company, also in wholesale distribution. He was with Philip Morris Companies for more than a decade, rising to Senior VP and CFO of the Miller Brewing Company subsidiary. He earned his baccalaureate in accounting at the University of Washington and is a Certified Public Accountant, a Certified Internal Auditor, and holds a Certificate in Management Accounting. The Virginia resident serves as a volunteer business advisor to the Executive Director of the Easton, Maryland, Economic Development Corporation. Mr. Bogan’s expertise in public and private companies makes him well-suited to sit on the Axion Board.

Donald Farley, 72, was appointed to our Board effective as of January 2015 and was appointed as Chairman in that same month. As president of Farley & Associates, Inc., a position which he has held since 2009, Mr. Farley provides strategic planning, business development direction and executive mentoring services for private businesses and emerging new businesses. From 1998 to 2009, Mr. Farley was CEO of Spencer Trask Specialty Group where he organized and monitored a portfolio of emerging startup companies in healthcare, nutrition and specialty chemicals. From 1965 to 1988, Mr. Farley enjoyed a diverse career at Pfizer, Inc. He began his career in manufacturing with the Pfizer Chemical Division and progressed through several managerial positions to eventual leadership as president of the Pfizer Specialty Chemicals Group. Mr. Farley led the redirection and transformation of this global business from specialty chemicals into specialty food ingredients and related technical services, resulting in its transition to a new identity as the Pfizer Food Science Group. Subsequent to the divestiture of Food Science in 1995, Mr. Farley served as President of the Pfizer Consumer Health Care Group, a global over-the-counter drug business. Mr. Farley graduated from the University of Rhode Island in 1965, majoring in chemical engineering and later earned an MBA in finance at the University of Hartford. Mr. Farley’s executive and banking expertise are components which make him well-suited to sit on Axion’s Board.

7

Michael Kishinevsky, 49, is an independent director who has served on our board since June 2005. Mr. Kishinevsky is a Canadian lawyer who had been principally engaged in the practice of corporate and commercial law from February 1995 until August 2005. For five years Mr. Kishinevsky served as general legal counsel for C&T. Mr. Kishinevsky currently serves as a director of Sunrock Consulting Ltd., a company he co-founded in October 1995, which specializes in the import and distribution of carbon black and synthetic rubber. He is also the president and director of SunBoss Chemicals Corp., a corporation specializing in chemical additives for the custom rubber mixing industry. Mr. Kishinevsky is a 1989 graduate of the University of Calgary (B.Sc. in Cellular, Molecular and Microbial Biology and B.Sc. in Psychology) and a 1993 graduate of the University of Ottawa Law School. Mr. Kishinevsky was called to the bar in the Ontario courts in 1995 and is a member of the Law Society of Upper Canada. The Company has determined that Mr. Kishinevsky should serve as a director due to his legal background as well as his import and distribution experience which provides expertise on the Board with regard to product distribution.

D. Walker Wainwright, 64, an independent director who was appointed to our board of directors in January 2007. He is the former Chairman of Interboro Insurance Company, a provider of personal lines insurance products in New York State. He is also the founder and chief executive of Wainwright & Co. LLC, an independent financial advisory firm and investment manager position. In this capacity he is the manager of a fund of hedge funds titled Dunemere Investor Partners, LP. Formerly a Managing Director in investment banking at Smith Barney, Inc. and at Kidder, Peabody & Co., Mr. Wainwright has over 37 years’ consulting, banking and investment banking experience. Having directed Kidder’s investment banking efforts in the Asia Pacific Region, he has extensive international experience and has lived in Australia and Lebanon. Mr. Wainwright began his career at Chemical Bank and, subsequently, the Schroder Group. He is a graduate of Stanford University (A.B. – 1972) and of Columbia University (M.B.A. – 1976). The Company has determined that Mr. Wainwright should serve as a director due to his long term finance and banking experience.

Continuing Director

Charles R. Trego, 64, joined the Company as Chief Financial Officer on April 1, 2010 and resigned on August 2, 2013. He was elected as a director on September 26, 2013. He was reappointed as Chief Executive Officer on November 1, 2014, after having served in that position as a consultant since July 2014. He most recently served as Executive Vice President and Chief Financial Officer of Minrad International, an Amex-listed pharmaceutical and medical device company in Orchard Park, NY. Minrad was acquired by India's Piramal Healthcare in early 2009, and Trego was an integral part of the acquisition strategy and managed the bridge financing through the transition. He served as a consultant providing financial management services to several companies from April 2009 to February 2010. Prior to that, from 2005 to 2008, he was Senior Vice President and Chief Financial Officer of Elmira NY-based Hardinge Inc, a Nasdaq-listed global machine tool company ($327 million in annual revenue), and from 2003 to 2005 he was Chief Financial Officer and Treasurer of Latham NY-based Latham International ($180 million in annual revenue), a privately held manufacturer and marketer of swimming pool components, His career began with a position as Senior Auditor with Ernst & Whinney in Dayton, and continued with financial officer positions with increasing responsibility with Ponderosa Inc., Bojangles of America, Rich Sea Pak, Rymer Foods and Rich Products Corporation. During his 14-year tenure as Chief Financial Officer at Rich Products, revenue increased from $650 million to more than $1.8 billion. He has over 30 years of experience as a financial officer of global middle businesses across several industries and includes private (family), public and private equity ownership structures. He has served as the chief financial officer of startup, turnaround, restructuring and growth businesses with revenue ranging from $25 million to $2 billion. Trego graduated from the University of Dayton in 1972 (BS in Accounting) and in 1978 (MBA). He achieved his CPA designation in 1973 from the State of Ohio. The Company has determined that Mr. Trego should serve as a director due to his long term finance and accounting experience.

8

Executive officers

The following table identifies our current non-director executive officers and their respective ages and positions with the Company.

Name	Age	Position

Philip S. Baker	67	Chief Operating Officer

Donald Farley	72	Chairman and Interim CEO

Charles R. Trego	64	Chief Financial Officer

Philip S. Baker  joined the Company as Chief Operating Officer on April 1, 2010. He was with Santa Fe Springs CA-based Trojan Battery Company from 1997 to 2009. From 2006 to 2009 he was Senior Vice President and General Manager of a new battery facility for which he led all the phases of development and operations in Sandersville, GA. Baker guided the lead-acid battery plant from negotiations and permitting forward, and is considered to be an expert in quality control and documentation, productivity and the maximization of uptime, automation and the management of environmental issues. Prior to Sandersville, Baker served from 2001 to 2005 at the Trojan plant in Lithonia GA as Senior Vice President and General Manager, where he executed a turn-around in leadership, quality and output, introduced Kaizen events and Six-Sigma tools and improved productive output by 20% in critical bottleneck areas. Before Lithonia, Baker worked for Trojan in Santa Fe Springs as Director of Operations. He was with privately held Wyomissing PA-based Glen-Gery Corporation, a manufacturer of building materials where 700 employees reported upstream to him. He began his career at the Houston Brick & Tile Company. He is a graduate of Georgia Institute of Technology in 1971 (BS in Ceramic Engineering).

Donald Farley’s and Charles Trego’s biographical information is set forth above.

CORPORATE GOVERNANCE

Our board of directors directs the management of the business and affairs of our company as provided in our certificate of incorporation, our by-laws and the General Corporation Law of Delaware. Members of our board of directors keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Board Leadership Structure and Risk Oversight; Diversity

Our Company is led by Donald Farley, who was appointed as Chairman after the untimely demise of David DiGiacinto, our CEO.  Our board of directors has been traditionally divided into three classes of directors that serve for staggered three-year terms. Four of our current board members have been elected to serve for terms that expire on the date of our 2015 Annual Meeting (and are proposed for re-election at the 2015 Annual Meeting); and one has been elected to serve for term that expires on the date of our 2016 Annual Meeting.  The board has three standing committees – audit, compensation and nominating.  The Audit Committee is comprised solely of independent directors, and each committee has a separate chair.  Our Audit Committee is responsible for overseeing risk management, and our full board receives periodic reports from management.

Our board leadership structure is used by other smaller public companies in the Unites States, and we believe that this leadership structure is effective for the Company.  We believe that having a combined Chairman/CEO and chairs for each of our board committees is the correct form of leadership for our Company.  We have a single leader for our Company and oversight of Company operations by experienced directors, three of whom are also committee chairs.  We believe that our directors provide effective oversight of the risk management function, especially through the work of the Audit Committee and dialogue between the full board and our management.

9

The Company does not currently consider diversity in identifying nominees for director.  Due to the small size of the Company, the priority has been in attracting qualified directors, and issues such as diversity have not yet been considered.

The following table identifies our current directors and specifies their respective ages and positions with our Company.

Name	Age	Position
Donald Farley	72	Chairman and Director
Richard Bogan	64	Director
Michael Kishinevsky	49	Director
Charles Trego	64	CFO and Director
D. Walker Wainwright	64	Director

Executive officers

The following table identifies our current non-director executive officers and specifies their respective ages and positions with the Company.

Name	Age	Position
Philip S. Baker	67	Chief Operating Officer

Presiding Director

Our Chairman, Donald Farley, acts as the presiding director at meetings of our board of directors. In the event that Mr. Farley is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the committees of our board of directors.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board of directors has implemented many “best practices” in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things. In 2014, all incumbent directors attended 75% of our meetings of the board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers, and employees and is given to new employees at the time of hire. The Code of Business Conduct and Ethics contains a number of provisions that apply principally to our Chief Executive Officer, Chief Financial Officer and other key accounting and management personnel. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Information” section of our website at www.axionpower.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

10

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group, may do so by writing to Donald Farley, c/o Axion Power International, Inc., 3601 Clover Lane, New Castle, Pennsylvania 16105. Mr. Farley will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Mr. Farley, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our audit committee and will be handled in accordance with procedures established by that committee.

Director Independence

Our board of directors has determined that three of our current directors meet the independence requirements of the NASDAQ Capital Market on which the Company is listed. In the judgment of the board of directors, Mr. Farley and Mr. Trego do not meet such independence standards. In reaching its conclusions, the board of directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions” below. Our board of directors determined that any relationships that exist or existed in the past between the Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

Board Committees

The board of directors currently has three standing committees: the audit committee, the compensation committee, and the nominating committee. These committees are responsible to the full board.

Audit Committee – Our board of directors has created an audit committee that presently consists of Mr. Bogan, Mr. Kishinevsky and Mr. Wainwright. Mr. Bogan serves as the current chairman of our audit committee. Each of the members has a basic understanding of finance and accounting, and is able to read and understand fundamental financial statements. The board of directors has determined that each of the members of the audit committee would meet the independence requirements applicable to NASDAQ Capital Market companies. Our board of directors has also determined that Richard Bogan, due to his professional experience, meets the definition of an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Securities Exchange Act of 1934. The audit committee has the sole authority to appoint, review and discharge our independent registered public accounting firm. The audit committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full board of directors and to management, and recommends to the full board of directors that the our audited consolidated financial statements be included in our Annual Report on Form 10-K.

The audit committee met 5 times during the year-ended December 31, 2014. The audit committee charter can be found on our website under About Axion; Corporate Governance / Committees, at www.axionpower.com.

Compensation Committee – Our board of directors has created a compensation committee that presently consists of Messrs. Bogan, Farley and Wainwright. Mr. Wainwright serves as chairman of the compensation committee. The compensation committee makes recommendations concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The chairman establishes meeting agendas after consultation with other committee. Subject to supervision by the full board of directors, the compensation committee administers our stock option plans. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with compensation committee members. Subject to compensation committee review, modification and approval, our CEO typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The compensation committee in conjunction with other non-employee directors establishes all bonus and equity incentive awards for Mr. Farley (who abstains as to his compensation) and the other executive members of the management team.   Our board of directors has determined that all members of the compensation committee except for Mr. Farley meet the independence requirements applicable to NASDAQ Capital Market companies.

11

The compensation committee met once during the year ended December 31, 2014. The compensation committee charter can be found on our website under “About Axion; Corporate Governance; Committees,” at www.axionpower.com.

Nominating Committee-Our board of directors has created a nominating committee that consists of Messrs. Bogan, Wainwright and Kishinevsky. Mr. Kishinevsky serves as chairman of the nomination committee. As currently constituted, the nominating committee will seek out candidates for director positions on the board of directors and present those candidates to the entire board for approval. With respect to director nominees, our nominating committee will consider nominees recommended by stockholders that are submitted in accordance with our By-Laws. We do not have any specific minimum qualifications that our board believes must be met by a board recommended nominee for a position on our board of directors or any specific qualities or skills that our board believes are necessary for one or more of our directors to possess. We have developed a formal process for identifying and evaluating nominees for director, including nominees recommended by security holders. The nominating committee may consider use of an executive search firm for assistance in discovering potential board candidates. All members meet the independence requirements of the NASDAQ Capital Market.

The nominating committee met once during the year ended December 31, 2014.  The nominating committee charter can be found on our website under “About Axion; Corporate Governance; Committees.”

Board nominations

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to our Corporate Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Corporate Secretary not later than (a) with respect to an Annual Meeting of Stockholders, 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2016, and (b) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder making the nomination (i) the name and address of the stockholder, (ii) the number of shares held by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Company, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the board of directors or any board member by writing to them at Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105, C/O Secretary, Michael Kishinevsky. The outside of the envelope should prominently indicate that the correspondence is intended for the board of directors or for a specific director. The secretary will forward all such written communications to the director to whom it is addressed or, if no director is specified, to the entire board of directors.

Director Attendance at Annual Meetings of Stockholders

We encourage our directors to attend Annual Meetings, although such attendance is not required. Five directors attended the 2013 Annual Meeting.

12

PROPOSAL TWO

TO RATIFY THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

The Audit Committee has selected Mayer Hoffman McCann P.C. (or “MHM”), based in Leawood, KS to serve as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015. The board of directors seeks to have the stockholders ratify the selection of this appointment. Mayer Hoffman McCann P.C. served as our independent registered public accounting firm for the year ended December 31, 2015. MHM leases substantially all of its personnel, who work under the control of MHM shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

Current Principal Accountant’s Presence at This Year’s Annual Meeting of Stockholders

Representatives of Mayer Hoffman McCann P.C., are expected to be present at this year’s Annual Meeting. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from stockholders

Vote Required for Proposal Two

The ratification of the selection of independent registered public accounting firm must be approved by a majority of the votes actually cast by holders of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A MAYER HOFFMAN MCCANN, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR US FOR FISCAL YEAR 2015.

PROPOSAL THREE

TO AMEND OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK IN A
RATIO OF NOT LESS THAN 1-FOR-20 NOR MORE THAN 1-FOR-50

General

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split which combines the outstanding shares of our common stock into a lesser number of outstanding shares. If approved by the stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2015, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-FOR-20 and not more than 1-FOR-50. Our board of directors would also have discretion to abandon the amendment prior to its effectiveness. Our board of directors is hereby soliciting stockholder approval for the reverse stock split proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our board of directors to effect a reverse stock split of our outstanding common stock at any time by a ratio of not less than 1-FOR-20 and not more than 1-FOR-50 with the specific ratio to be fixed within this range by our board of directors in its sole discretion. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our board of directors may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding; the then-prevailing trading price and trading volume of our common stock; the anticipated impact of the reverse stock split on the trading market for our common stock; and prevailing general market and economic conditions.

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our board of directors based on its evaluation as to if and when such action will be the most advantageous to our company and our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

13

The proposed form of amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split is attached as Appendix A to this Proxy Statement on Schedule 14A. Any amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Reasons for Proposed Amendment

Our board of directors’ primary reasons for approving and recommending the reverse stock split are to increase the per share price of our common stock to meet the continued listing requirements of the NASDAQ Capital Market and to increase the number of authorized shares of common stock available to satisfy conversion of the remaining Series B warrants.

Listing Standard Maintenance

Our board of directors believes that attaining and maintaining the listing of our common stock on NASDAQ is in the best interests of our company and its stockholders. As of April 25, 2015, our common stock has traded on the NASDAQ Capital Market in a 52 week closing price range from $0.03 to $9.45 per share. NASDAQ requires a minimum closing price of $1.00 per share in connection with the continued listing application.

On February 19, 2015, we received a written notification from the Nasdaq Stock Market LLC that it did not meet the $1.00 minimum bid requirement from January 5, 2015 to February 18, 2015 under Nasdaq Listing Rule 5550(a)(2) which requires us to maintain a minimum bid price of at least $1.00 for at least one trading day during any consecutive 30 trading day period.

The notification does not result in the immediate delisting of the Company's common stock, and its common stock will continue to trade uninterrupted on the Nasdaq Capital Market. We have been provided with a 180 calendar day period, or until August 18, 2015, to regain compliance with this requirement. To regain compliance with the minimum bid price requirement, we must have a closing bid price of at least $1 per share for a minimum of ten consecutive business days during this compliance period.

Authorizing Additional Shares for Conversion of the Remaining Series B Warrants

As part of the underwritten public offering which we closed on October 29, 2014, resulting in net proceeds to us of $5.5 million, we issued Series B warrants to the investors. These Series B warrants convert into shares of our common stock, based on a market price formula, which is detailed in the Series B warrant agreement.  We were required to provide these Series B warrants as a final condition to funding the offering. As of May 1, 2015, 1,546,804 Series B warrants have been exercised, and 609,446 Series B warrants remain to be exercised.  Inclusive of issuance of shares of our common stock issued for the exercise of Series B warrants through May 1, 2015, we have 93,951,560 shares of our common stock issued and outstanding. As of the close of business on April 16, 2015, due to the recent volume of exercise of its Series B Warrants, we estimated that its number of issued common shares was within 5% of the total authorized shares of common stock of 100 million. Therefore, we instructed its transfer agent, effective as of the opening of business today, April 17, 2015, to not accept any further exercise notices of Series B warrants until we are able to discern its course of action on a prospective basis with respect to making more shares of authorized common stock available for issuance. The proposed reverse split will provide more than sufficient shares to cover exercise of the remaining B Warrants.

In addition, if our common stock were to continue listed on NASDAQ, our board of directors believes that the liquidity in the trading of our common stock could continue to be significantly enhanced, which could result in an increase in the trading price. However, despite approval of the reverse stock split by our stockholders and the implementation thereof by our board of directors, there is no assurance that our minimum bid price would be or remain following the reverse stock split over NASDAQ’s minimum bid price requirement to continue to be listed on NASDAQ.

14

Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. We believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the reverse stock split is in our company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

The reverse stock split alone will have no effect on our authorized capital stock, and the total number of authorized shares (100,000,000) would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of our common stock available for issuance, which our board of directors believes is important to provide us with flexibility and as many alternatives as possible to obtain financing. We have no specific plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the reverse stock split. Our board of directors is also mindful about the potential dilutive effect on existing stockholders. For the reasons discussed in this proposal, our board of directors has approved and recommended a range of reverse stock split ratios to address NASDAQ’s continued listing price requirement in a more targeted fashion.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-FOR-20 and not more than 1-FOR-50, as determined by our board of directors in its sole discretion. Our board of directors believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our board of directors with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. If our stockholders approve this proposal, our board of directors would carry out a reverse stock split only upon its determination that a reverse stock split would be in the best interests of our stockholders at that time. Our board of directors would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, our board of directors may consider, among other things:

15

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to list our common stock on NASDAQ;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by our board of directors, as opposed to a ratio fixed in advance, is to give our board of directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and our board of directors effect it, the reverse stock split will affect all holders of our common stock uniformly, other than those stockholders who receive special treatment upon consummation of the reverse stock split. Our board of directors approved special treatment of stockholders holding less than a number of shares of our common stock equal to the product of 100 multiplied by the consequent term of the reverse stock split ratio, but at least 100 shares of our common stock, to prevent those stockholders from holding less than 100 shares after the reverse stock split. For example, if our board of directors determines to effectuate a reverse stock split at a ratio of 1-for-35, holders of fewer than 3500 shares of our common stock but at least 100 shares of our common stock (as applicable, “Eligible Holders”) would receive 100 shares of our common stock after the reverse stock split. In addition, our board of directors approved special treatment of stockholders holding less than 100 shares of our common stock such that those holders will not be affected by the reverse stock split. The special treatment is being afforded to preserve round lot stockholders (i.e., holders owning at least 100 shares) and will result in a de minimis number of additional shares of our common stock being outstanding than would have been outstanding if the reverse stock split uniformly affected all stockholders.

The following table sets forth the effect of a 1-for-35 reverse stock split, the midpoint in the contemplated range, and the special treatment being afforded to Eligible Holders and the holders of less than 100 shares of our common stock to preserve round lot stockholders:

Number of Shares Held by Stockholder Prior to Reverse Stock Split	Number of Shares Held by Stockholder After Reverse Stock Split
Less than 100 shares	Same number as held prior to reverse stock split
100 shares to 3500 Shares	100 shares
3501 shares	101 shares
7,000 shares	200 shares
35,000 shares	1,000 shares
70,000 shares	2,000 shares

The reverse stock split will not affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue to Eligible Holders and holders of less than 100 shares of our common stock, and except that as described below in “Fractional Shares,” record holders of our common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power except for a nominal increase that will accrue to Eligible Holders and holders of less than 100 shares of our common stock (subject to the treatment of fractional shares).

The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

16

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of a reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

The availability of a substantial number of authorized but un-reserved shares of our common stock resulting from the reverse stock split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Certificate of Incorporation or bylaws as then in effect. The proposal to effectuate the reverse stock split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the reverse stock split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

17

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants or convertible debt securities entitling the holders to acquire shares of our common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our common stock being delivered upon such exercise or conversion immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation, as amended, will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our common stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the reverse stock split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

18

U.S. Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the reverse stock split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our common stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the reverse stock split proposal, including the amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split.

* * * *

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-20 AND NOT MORE THAN 1-FOR-50 AT ANY TIME PRIOR TO DECEMBER 31, 2015, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

PROPOSALS FOUR AND FIVE

INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE 2004 DIRECTORS’ OPTION PLAN
AND THE 2010 EMPLOYEES AND OFFICERS STOCK OPTION PLAN

Approval of Amendments

At the Annual Meeting, shareholders will be asked to approve amendments to our 2004 Directors’ Option Plan (the “Directors Plan”) and the 2010 Employees and Officers Stock Option Plan (the “Employees Plan”), which were adopted, subject to shareholder approval, by the Board in April 2015. The amendment to the 2004 Directors’ Option Plan is Proposal Four, and the amendment to the 2010 Employees and Officers Stock Option Plan is Proposal Five. Proposal Four would increase the number of options authorized for issuance under the Directors Plan from 60,000 to 1,000,000, and Proposal Five would increase the number of options authorized for issuance under the Employees Plan from 120,000 to 2,000,000. While we are asking you to separately approve each Plan, we have combine the Proposals into one section in this Schedule 14A as the disclosures are substantially the same. Where there is differing disclosure, we have separately labelled the information.

19

The plans are an important part of our compensation program. They promote financial saving for the future by our employees, fosters good employee relations, and encourages employees to acquire shares of our common stock, thereby better aligning their interests with those of the other shareholders. Therefore, the Board believes it is essential to our ability to attract, retain, and motivate highly qualified employees in an extremely competitive environment both in the United States and internationally.

As stated in our Form 10-K for the year ended December 31, 2014, the Company has a going concern qualification on its financial statements. It feels that the ability to issue options to its officers, directors and employees is a necessary component of any compensation package. The Board is asking shareholders to increase in shares available for issuance under both plans so that the number of shares that are available for issuance thereunder would increase by 940,000 shares for the Directors Plan and 1,880,000 shares for the Employees Plan.

Description of the Plans

The following is a summary of the principal features of the Plans. This summary does not purport to be a complete description of all of the provisions of the plans. It is qualified in its entirety by reference to the full text of the plans. A copy of the Plans previously has been filed with the SEC, and any shareholder who desires to obtain a copy of the plans may do so by written request to the Company’s Secretary at our headquarters in New Castle, PA.

Administration. The plans are administered, at the Company’s expense, by the Board or a committee appointed by the Board, and is currently being administered by the Compensation Committee (each such entity, the “plan administrator”). All questions of interpretation or application of the plans are determined in the sole discretion of the plan administrator, and its decisions are final, conclusive, and binding upon all persons.

Share Reserve upon Option Exercise. Currently, 60,000 shares of the Company’s common stock are authorized for issuance under the Directors Plan, and 120,000 shares of the Company’s common stock are authorized for issuance under the Employees Plan. Currently, there are 23,414 vested options and 11,323 unvested options under the Directors Plan, with a total share reserve of 34,737 shares for exercise of those options, and there are 54,470 vested options and 31,230 unvested options under the Employees Plan for a total share reserve of 85,700 shares for exercise of those options. If shareholders approve this proposal, the maximum aggregate number of options that may be issued under the Employees Plan will increase from 60,000 shares to 1,000,000 shares, and the maximum aggregate number of options that may be issued under the Employees Plan will increase from as 120,000 shares to 2,000,000 shares.

Eligibility. Any natural person who is an independent director of the Company is eligible to participate in the Directors Plan and any natural person who is regularly employed by the Company (or by any of its designated subsidiaries) is eligible to participate in the Employees Plan, subject to certain limitations imposed by Section 423(b) of the Code. Non-employee directors are not eligible to participate in the Employees Plan.

Participation in the Plans. Grants are made by the Compensation Committee.

Purchase Price. The purchase price per share of Company common stock under the Purchase Plan is determined by the plan administrator.

Transferability. No option grants under the Plans will be transferable by the participant, except by will or the laws of inheritance following a participant’s death.

20

Corporate Transactions. In the event that all or substantially all of the Company’s assets or outstanding voting stock are disposed of by means of a sale, merger, or reorganization in which the Company will not be the surviving corporation or in the event the Company is liquidated, all outstanding options will automatically be exercised immediately prior to the effective date of such transaction.

Amendment, Suspension, and Termination. The Board may at any time amend, suspend, or terminate the Plans; however, such amendment, suspension, or termination may not make any changes in an option previously granted that would adversely affect the rights of any participant.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences, under current U.S. tax law, of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the Plans.

The Plans are intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or at the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the options issued under either Plan are exercised or are are sold or otherwise made the subject of disposition.

Specific Benefits

The benefits that will be received by or allocated to eligible participants under the Plans cannot be determined at this time because the exercise of options granted hereunder is entirely within the discretion of each participant.

As of April 20, 2015, the fair market value of a share of Company common stock was $.0445

Aggregate Issuances Under the Directors Plan and the Employees Plan for 2013 and 2014

As of December 31, 2014, 21,969 options had been issued under the Directors Plan for 2013 and 2014, and 60,000 options had been issued under the Employees Plan for 2013 and 2014.

Vote Required

Approval of each of Proposal Four and Proposal Five requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum.

21

PROPOSAL FOUR: THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE INCREASE IN OPTIONS ISSUABLE UNDER THE DIRECTORS PLAN FROM 60,000 TO 1,000,000.

PROPOSAL FIVE: THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE INCREASE IN OPTIONS ISSUABLE UNDER THE EMPLOYEES PLAN FORM 120,000 TO 2,000,000.

Fees of Independent Registered Public Accounting Firm

The following table presents fees for professional audit services billed for services rendered by Mayer Hoffman McCann P.C. and EFP Rotenberg, LLP for the audit of the Company’s annual financial statements for the year ending December 31, 2014.

2014
Audit Fees	$79,500

Audit-Related Fees - registration statement consents	$34,132

Tax Fees	$-

All Other Fees	$-

The following table presents fees for professional audit services billed for services rendered by EFP Rotenberg, LLP for the audit of the Company’s annual financial statements for the year ending December 31, 2013 and other services during that time period.

2013
Audit Fees	$79,500

Audit-Related Fees - registration statement consents	$12,000

Tax Fees	$13,300

All Other Fees	$-

Audit Committee Preapproval of Registered Public Accounting Firm Services

Our independent registered public accounting firm will provide audit, review and attest services only at the direction of, and pursuant to engagement fees and terms approved by, the audit committee. Such engagement will be pursuant to a written proposal, submitted to the audit committee for review and discussion. If acceptable, the audit committee will engage the independent registered public accounting firm pursuant to a written retention agreement, duly approved by the audit committee. As proscribed by Section 10A(g) of the Securities Exchange Act of 1934, certain non-audit services may not be provided by our independent registered public accounting firm, including bookkeeping or other services related to our accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resource functions, broker or dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The audit committee has reviewed the proposed retention for compliance with three basic principles, violations of which would impair the independent registered public accounting firm’s independence: (1) an independent registered public accounting firm cannot function in the role of management, (2) an independent registered public accounting firm cannot audit his or her own work, and (3) an independent registered public accounting firm cannot serve in an advocacy role for our company. If the audit committee determines that the proposed retention does not and will not violate these principles, it may authorize, in writing, the retention of the independent registered public accounting firm for the agreed scope of non-audit services and compensation structure.

22

The Company does not currently have an audit committee financial expert due to the various experiences of those directors on its audit committee. Due to the Company’s limited resources and stage of development, it is not able to select from as large a pool of potential directors as other public companies and seeks to attract those directors, who present an overall composite of characteristics beneficial to the Company. At this time, the Company has not been successful in finding a director with the sought profile who would also qualify as an audit committee financial expert. Furthermore, in order to compensate for the lack of a financial expert, the audit committee engages consultants with financial expertise in specific areas on an as-needed basis. Although the Company has no current plans to seek an individual who so qualifies, it will re-examine this priority in future years as appropriate and certainly should it become so necessary in compliance with future regulatory requirements.

AUDIT COMMITTEE REPORT

The following report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933 and is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

For the year ended December 31, 2014, the audit committee was composed of Dr. Howard Schmidt, who resigned as of December 31, 2014, Mr. Kishinevsky and Mr. Wainwright, Chair.   For the year ended December 31, 2014, all members of the audit committee met the independence requirements of the NASDAQ Capital Markets.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2014 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Richard H. Bogan

Michael Kishinevsky

D. Walker Wainwright

The Members of the Audit Committee

of the Board of Directors

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee (the "Committee") is composed of non-employee directors, who would also qualify as “independent” directors under NASDAQ Capital Market rules, except for Mr. Farley. The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives. The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

23

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Robert G. Bogan

Donald Farley

D. Walker Wainwright

The following table sets forth the compensation earned by or paid to our Named Executive Officers with respect to the year ended December 31, 2014.  The Named Executive Officers are as shown. We did not have any non-equity incentive plans, pension plans or deferred compensation plans during the year ended December 31, 2014.

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other	Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	($)(1)	($)(2)	($) (3)	($)(3)	($)(4)	($)
Thomas Granville CEO and Director (5)	2014	231,500	38,000	-	-	3,077	272,577
Thomas Granville
CEO and Director	2013	380,000	38,000	-	-	7,307	425,307

Charles R. Trego (6)	2014	25,961		-	-	1,039	27,000
CFO
Charles R. Trego
CFO	2013	147,116	22,500	-	-	13,240	182,856

Philip S. Baker	2014	199,800	19,800	-	-	7,536	227,136
COO
Philip S. Baker
COO	2013	199,800	19,980	-	-	7,536	227,316

Vani Dantam	2014	225,000	22,500	-	-	3,837	251,337
Vani Dantam	2013	225,000	22,500	-	-	5,173	252,673

David DiGiacinto CEO	2014	150,000	-	-	199,584	10,404	360,988

1.	Salaries are presented as the contractual amount paid during 2014 and 2013.

24

2.	Discretionary bonuses are not made pursuant to any specific bonus plan. The bonuses cited were awarded and paid in the indicated years.

3.	Stock and option awards were granted pursuant to the individual employment contracts. Options are valued using the Black-Scholes-Merton option pricing model.

4.	Other compensation includes Company perquisites relating to pre and post-employment consulting contracts, severance payments, auto allowance, personal use of company cars, accrued vacation payments, moving expenses, and other earned compensation.

5.	Mr. Granville resigned as CEO effective as of July 1, 2014.

6.	Represents only salary from November 1, 2014 - December 31, 2014. Compensation as consultant is included in the Directors Compensation section.

Employment Agreements

Effective as of April 1, 2013, the Company entered into an Executive Employment Agreement with Philip S. Baker as its Chief Operating Officer. Under the terms of the Agreement, which has a term of three years, Mr. Baker receives an annual salary of $199,800, which is subject to review annually, an annual stipend of $19,980, an annual bonus as determined by the Compensation Committee of the Board of Directors, and an annual car allowance of $6,000. On April 1, 2013, Mr. Baker was granted a five year option to purchase 4,600 shares of our common stock with an exercise price of $75 per share, 520 options vested on April 1, 2010, and, beginning in June, 2010, 120 options vest monthly through the remaining 34 months of his contract.

Effective as of November 1, 2014, the Company entered into an Executive Employment Agreement with Charles R. Trego as its Chief Financial Officer. Under the terms of the Agreement, which has a term of two years, Mr. Trego receives an annual salary of $225,000, an annual stipend of $22,500 on the first and second anniversaries of the date of the Executive Employment Agreement, respectively, if he is still employed by the Company in such capacity on the first anniversary date, and on the second anniversary date, if he has an agreement to continue as the Chief Financial Officer of the Company for at least six months subsequent to the second anniversary date, an annual car allowance of $9,000.

Both Mr. Buker’s and Mr. Tregos’s contracts are also subject to the following general terms. These agreements generally required each executive to devote substantially all of his business time to the Company’s affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of the executives is allowed to participate in our standard employee benefit programs, including medical/hospitalization insurance and group life insurance, as in effect from time to time. Each of the covered executives generally received an automobile allowance, reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties, and a severance package that guarantees continued remuneration equal to the executive’s base salary for a total of 23 months so long as the Company elects to enforce the provisions of the Non-Competition Agreement, should the executive be unable to find employment or accepts employment at a reduced rate of pay due solely to the Non-Competition Agreement. There are no non-qualified deferred compensation plans.

Effective November 1, 2014, Charles Trego, Phillip Baker and two other former executives entered into salary deferral agreements with the Company pursuant to which each agreed to defer portions of their salary for one year from the date of effectiveness of the salary deferral agreement. The deferred portions of the salaries are to be paid to each such employee by the earlier of December 31, 2015 and the occurrence of one of the following events: (i) consummation by the Company of any subsequent financing transactions with at least $6,000,000 in gross proceeds in the aggregate; (ii) a change in control of the Company or (iii) a sale of all or substantially all of the assets of the Company. At December 31, 2014, the total deferred salaries amounted to $51,988.

Effective as of April 1, 2013, the Company entered into new three year employment agreements (“Agreement” or “Agreements”) with Phillip Baker and others who no longer work for the Company (except for Mr. Trego, whose contract is discussed above), which expire on March 31, 2016. The Agreement is identical to the prior employment agreement in effect with each of the officers, except with respect to the new terms and as set forth below.

There is a new payment schedule, which calls for a stipend payment equal to 10% of base salary (which is the same as in the prior Agreement and which remains unchanged during the term of said Agreement), in cash within 45 days from the date of effectiveness of each Agreements, and then the same stipend payment is due on the first, second and third anniversaries of the effective date of the Agreement so long as the executive is still employed by the Company on each said anniversary date.

The following table sets forth the stipend payment schedule:

Executive	Payment within 45 days of April 1, 2013	Payment on 1 year anniversary (1)	Payment on 2 year anniversary (1)	Payment on 3 year anniversary (1)
Philip Baker	$19,980	$19,980	$19,980	$19,980

(1)	Payable only if executive is still employed by the Company on the anniversary date.

25

Warrants

As of December 31, 2014, we had 4,502,193 outstanding warrants that represent potential future cash proceeds to our company of $15,515,827. The warrants are divided into five classes that are presently exercisable and expire at various times through December of 2019. The following table summarizes the number of warrants in each class, the anticipated proceeds from the exercise of each class, and the expiration date of each class.

Warrant Series	Number of Warrants	Exercise Price	Anticipated Proceeds	Expiration Date
Subordinated Note holder	38,402	15.10	579,871	May 07, 2018
Placement agent warrants	54,542	15.10	823,587	May 7, 2018

Series A warrants issued October 29, 2014	2,156,250	3.25	7,007,810	October 29, 2019
Investor	96,749	1.00	96,749	December 11, 2019
Series B Warrants issued October 29, 2014	2,156,250	3.25	7,007,810	January 29, 2016

Total	4,502,193		$15,515,827

26

The holders of warrants are not required to exercise their rights at any time prior to the expiration date and we are unable to predict the amount and timing of any future warrant exercises. We reserve the right to temporarily reduce the exercise prices of our warrants from time to time in order to encourage the early exercise of the warrants.

As of December 31, 2014, we had 135,537 outstanding stock options that represent potential future cash proceeds to our company of $5,351,226. The outstanding options include 92,984 options that are currently vested and exercisable and 42,553 that will vest and become exercisable over the next three years. These options represent potential future cash proceeds to our company of $ 5,001,663 and $ 349,563, respectively.

	Vested			Unvested
	Shares	Price	Proceeds	Shares	Price	Proceeds
Employee & Officer plan options	54,470	$54.65	$2,976,625	31,230	$8.63	$269,625
Directors plan options	23,414	25.20	590,038	11,323	7.06	79,938
Non-plan options to consultants and employees	15,100	95,03	1,435,000
Total	92,984	$53.79	$5,001,663	42,553	$8.21	$349,563

The holders of options are not required to exercise their rights at any time and we are unable to predict the amount and timing of any future option exercises. We reserve the right to temporarily reduce the exercise prices of our options from time to time in order to encourage the early exercise of the options.

27

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
	Non-Plan		Equity Incentive Plan Awards					Equity Incentive Plan Awards
	Number of shares underlying unexercised options							# Shares
Name	# Exercisable	# Unexer - cisable	Unearned	Option Exercise Price	Option Expiration Date	Number Unearned Shares or units of stock	Market Value	Unearned shares, units, or other rights not vested	Market Value	Footnotes
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Granville, Tom	375	-	-	$125.00	varies through 6/15/2015	-	-	-	-	Issued pursuant to June 2008 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Granville, Tom	7,200	-	-	$75.00	varies through 6/29/2018	-	-	-	-	Issued pursuant to June 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Charles Trego	5,300	-	-	$75.00	varies through 3/30/2018	-	-	-	-	Issued pursuant to April 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Philip Baker	4,600	-	-	$75.00	varies through 3/30/2018	-	-	-	-	Issued pursuant to April 2010 Executive Employment Agreement. Options Expire 5 years after monthly vest date

Post-Termination Compensation

We have not entered into change in control agreements with any of our named executive officers or other members of the executive management team, although our employment agreements with certain members of management do call for immediate vesting of options upon a 50% change in control. No awards of equity incentives under our 2004 Incentive Stock Plan or awards of options under our 2004 Outside Directors Stock Option Plan provide for immediate vesting upon a change in control other than a restricted stock grant of 720 shares issued to Robert Nelson. However, the compensation committee has the full and exclusive power to interpret the plans, including the power to accelerate the vesting of outstanding, unvested awards. A “change in control” is generally defined as (1) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities or (2) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of us with or into another corporation.

Director Compensation

The following table provides information regarding compensation paid to non-employee directors for services rendered during the year ended December 31, 2014.

28

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)	($)
Thomas Granville (2)	-	-	-
Charles Trego (3)	194,263	6,120	200,383
Dr. Howard K. Schmidt	19,900	10,620	30,520
Michael Kishinevsky	22,800	12,510	35,310
D. Walker Wainwright	25,200	14,400	39,600
David DiGiacinto	11,482	4,208	15,690

1.	Fees are presented based on the amount paid during 2014.

2.	Mr. Granville received no compensation during 2014 for his service as a Director, as he served as our chief executive officer for a portion of that time period. For a summary of the compensation received by him as chief executive officer during 2014, see Summary Compensation Table above.

3.	Mr. Trego also provided consulting services at the request of the Board of Directors from July 2014 to October 2014.

Only non-management directors are compensated separately for service as members of our board of directors. Each of our non-management directors received the following components of compensation for the period January 1, 2014 through December 31, 2014:

•	A basic annual retainer of $25,000 for service as a director;

•	A supplemental retainer of $6,000 for service as chairman of any committee;

•	A supplemental annual retainer of $3,000 for service as a committee member;

•	A meeting fee of $1,500 per day for each board or committee meeting attended in person or $500 for each board or committee meeting attended by telephone;

•	Reimbursement for all reasonable travel, meals and lodging costs incurred on our behalf; and

•	Options to reelected directors.

For 2014 and 2013, we issued 12,000 and 9,969 options, respectively pursuant to our directors’ stock option plan. Of this total, no options were exercised during the year ended December 31, 2014, 23,414 options are currently vested and exercisable at a weighted average price of $25.20 per share, and 11,323 options are unvested and will be exercisable at a weighted average price of $7.06 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Management

See the “Executive Compensation” section for a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers. Other than as stated in the “Executive Compensation” section, we have not entered into any transactions with executive management.

29

LEGAL PROCEEDINGS

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

 SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

We are not responsible for the filing of these Forms and are not reporting on compliance on behalf of our officers, directors and other insiders.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the board of directors does not intend to present any other business for action at the Annual Meeting and knows of no other matters to be presented at the Annual Meeting that are proper subjects for action by the stockholders. However, if any other business should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR 2015 ANNUAL MEETING

Stockholders wishing to propose nominees for directors for next year’s Annual Meeting of Stockholders should submit such proposed nominees to us by the date that stockholder proposals for next year’s Proxy Statement must be received, which is 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2016. Refer to “Stockholder Proposals for Annual Meeting in 20165.” All nominees proposed by stockholders will be considered by the board of directors in making its nominations for directors, but not every proposed nominee will be accepted. Stockholders also have the right to nominate persons for election as directors in accordance with procedures set forth in our By-Laws.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

If a stockholder wishes to submit a stockholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in our Proxy Statement for the 2016 Annual Meeting of Stockholders, we must receive such proposal and supporting statements, if any, at our principal executive office by March 31, 2016. A stockholder’s notice to our secretary must set forth as to each matter the stockholder proposes to bring before the 2016 Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the 2016 Annual Meeting of Stockholders; (2) the reason(s) for conducting such business at the 2016 Annual Meeting of Stockholders; (3) the name and record address of the stockholder proposing such business; (4) the class and number of our shares that are beneficially owned by the stockholder proposing such business; and (5) any financial interest in the proposed business of the stockholder proposing such business.

If a stockholder wishes to submit a stockholder proposal outside of Rule 14a-5(e) to be brought before the 2016 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to our secretary. We must receive such notice at our principal executive office not less than 60 days nor more than 90 days prior to the date of the 2016 Annual Meeting of Stockholders, pursuant to our By-Laws.

Such proposals should be submitted in writing to: Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105.

30

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: Axion Power International, Inc. 3601 Clover Lane, New Castle, PA 16105.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact our transfer agent:

Continental Transfer & Trust

17 Battery Place

New York, NY 10004

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our Commission filings are also available to the public via: (1) commercial document retrieval services; (2) the Commission’s website, www.sec.gov ; and (3) our website, www.axionpower.com .

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC is available without charge upon written request to: 3601 Clover Lane, New Castle PA 16105; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer by mail to Continental Transfer & Trust, 17 Battery Place, New York, NY 10004, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

SIGNATURES

By Order of the Board of Directors,

/s/ Donald Farley

DONALD FARLEY

Chairman

April 30, 2015

31

PROXY

AXION POWER INTERNATIONAL, INC.

The undersigned hereby appoints Donald Farley and Charles Trego, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of stockholders of Axion Power International, Inc. to be held on June 17, 2015, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

AXION POWER INTERNATIONAL, INC.

June 17, 2015

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:

1. Nominees for directors:

COMMON STOCKHOLDERS VOTE FOR THE FOUR DIRECTORS DIRECTLY BELOW

Richard Bogan

FOR ___	AGAINST ___	ABSTAIN ____

Donald Farley

FOR ___	AGAINST___	ABSTAIN ____

Michael Kishinevsky

FOR ___	AGAINST ___	ABSTAIN ____

D. Walker Wainwright

FOR ___	AGAINST ___	ABSTAIN ____

2. To ratify the selection of Mayer Hoffman & McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

FOR ___	AGAINST ___	ABSTAIN ____

32

3.  To effect a reverse split of the Company’s common stock in a range of not less than 1:20 nor more than 1:50 at the discretion of the Board of Directors.

FOR ___	AGAINST ___	ABSTAIN ____

4.  To effect an increase in the number of options issuable under its 2004 Directors Option Plan from 60,000 to 1,000,000.

FOR ___	AGAINST ___	ABSTAIN ____

5.  To effect an increase in the number of options issuable under its 2010 Employees and Officers Stock Option Plan from 120,000 to 2,000,000.

FOR ___	AGAINST ___	ABSTAIN ____

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

Signature of Shareholder: ________________________________________________

Date: ________________________________________________

Signature of Shareholder: ________________________________________________

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  Any proxies which are signed and returned but for which one or more items are left blank will be considered to be a vote FOR the items which are left blank.

Nonvoting Item:

Please print Change of Address in the box provided below:

33